Exhibit 99.B(h)(4)(b)

AMENDMENT NO. 1
TO

TRANSFER AGENCY SERVICES AGREEMENT

THIS AMENDMENT made as of March 1, 2019 (“Amendment”) amends that certain Transfer Agency Services Agreement dated as of February 27, 2017 (“Agreement”), by and between Victory Portfolios II, a statutory trust organized under the laws of Delaware (the “Client”), on behalf of its separate series that are exchange-traded funds (“ETFs”), individually, and not jointly (each, a “Fund” and together with all other series subsequently established by the Client as contemplated in this Agreement, the “Funds”), and Citibank, N.A., (“Service Provider,”, and together with the Client, the “Parties”).  All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Service Provider performs certain transfer agency services for the Client; and

WHEREAS, the Parties now wish to amend the Agreement to account for the addition of certain new Funds to Schedule 4.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.                                      Amendment to Schedule 4.

Schedule 4 is hereby deleted in its entirety and replaced with the Schedule 4 attached to the end of this Amendment.

2.                                      Representations and Warranties

(a)                     Client represents (i) that it has full power and authority to enter into and perform this Amendment, and (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Trust (the “Board”).

(b)                     Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.                                   Miscellaneous

(a)                     This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)                     Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)                      Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)                     This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITIBANK, N.A.

By:	/s/ Jay Martin

Name:	Jay Martin

Title:	Vice President

Date:	3/8/19

VICTORY PORTFOLIOS II, on behalf of each Fund, individually and not jointly

By:	/s/ Chris Dyer

Name:	Chris Dyer

Title:	President

Date:	3/6/19

Schedule 4

to

Transfer Agency Services Agreement

List of Funds

1.            VictoryShares US Discovery Enhanced Volatility Wtd ETF

2.            VictoryShares US Developed Enhanced Volatility Wtd ETF

3.            VictoryShares US EQ Income Enhanced Volatility Wtd ETF

4.            VictoryShares US 500 Volatility Wtd ETF

5.            VictoryShares US 500 Enhanced Volatility Wtd ETF

6.            VictoryShares US Small Cap Volatility Wtd ETF

7.            VictoryShares International Volatility Wtd ETF

8.            VictoryShares Emerging Market Volatility Wtd ETF

9.            VictoryShares US Large Cap High Div Volatility Wtd ETF

10.          VictoryShares US Small Cap High Div Volatility Wtd ETF

11.          VictoryShares International High Div Volatility Wtd ETF

12.          VictoryShares Emerging Market High Div Volatility Wtd ETF

13.          VictoryShares US Multi-Factor Minimum Volatility ETF

14.          VictoryShares Global Multi-Factor Minimum Volatility ETF

15.          VictoryShares International Multi-Factor Minimum Volatility ETF

16.          VictoryShares Dividend Accelerator ETF

17.          VictoryShares Quality Growth ETF

18.          VictoryShares Quality Value ETF

19.          VictoryShares USAA MSCI USA Value Momentum ETF

20.          VictoryShares USAA MSCI USA Small Cap Value Momentum ETF

21.          VictoryShares USAA MSCI International Value Momentum ETF

22.          VictoryShares USAA MSCI Emerging Markets Value Momentum ETF

23.          VictoryShares USAA Core Short-Term Bond ETF

24.          VictoryShares USAA Core Intermediate-Term Bond ETF